Exhibit 99.1

                       PEGASUS COMMUNICATIONS CORPORATION
       REPORTS RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

Bala Cynwyd, PA, Monday, March 8, 2004 - Pegasus Communications Corporation (NASDAQ: PGTV) today reported financial results for the three and twelve month periods ended December 31, 2003. - (Amounts and changes specified are for the three and twelve months ended December 31, 2003 compared to the same corresponding periods in the prior year, unless otherwise indicated.)

Results of Operations

Three Months Ended December 31, 2003

Consolidated net revenues decreased $5.9 million, or 3%, to $220.9 million. Consolidated income from operations increased $24.3 million to $8.5 million from a consolidated loss of $15.8 million. Net loss applicable to common shares decreased $22.9 million, or 38% to $37.7 million. Net cash provided by operating activities decreased $1.7 million, or 8%, to $18.7 million.

Direct broadcast satellite ("DBS") net revenues decreased $4.5 million, or 2%, to $212.8 million. DBS operating profit before depreciation and amortization increased $6.4 million, or 12% to $60.3 million. DBS operating profit before depreciation and amortization as a percentage of DBS net revenues increased to 28% from 25%. DBS free cash flow increased $10.9 million, or 27%, to $51.1 million.

Twelve Months Ended December 31, 2003

Consolidated net revenues decreased $34.4 million, or 4%, to $862.9 million. Consolidated loss from operations decreased $45.4 million, or 92% to $3.9 million. Net loss applicable to common shares decreased $14.2 million, or 8% to $170.9 million. Net cash provided by operating activities decreased $7.0 million, or 23%, to $22.8 million.

DBS net revenues decreased $33.6 million, or 4%, to $831.2 million. DBS operating profit before depreciation and amortization increased $1.9 million, or 1%, to $213.8 million. DBS operating profit before depreciation and amortization as a percentage of DBS net revenues increased to 26% from 25%. DBS free cash flow increased $17.8 million, or 12%, to $169.9 million.

Conference Call

A conference call to discuss this news release and other matters of interest will be held at 11:00 AM ET on Monday, March 8, 2004. The earnings conference call can be accessed by dialing (706) 634-0725. A webcast of the conference call can also be accessed over the Internet through Pegasus Communications' website at www.pgtv.com. The call will be hosted by Marshall W. (Mark) Pagon, Chairman and Chief Executive Officer; Ted S. Lodge, President and Chief Operating Officer; Howard E. Verlin, Executive Vice President; and Joseph W. Pooler, Chief Financial Officer. A telephone replay of the conference call will be available approximately two hours after the conference call concludes and will continue until 11:59 PM ET on March 22, 2004. The telephone replay can be accessed by calling (706) 645-9291 and entering the pass code: 5979613.

About Pegasus

Pegasus Communications Corporation (http://www.pgtv.com) provides digital satellite television to rural households throughout the United States. Pegasus owns and/or operates television stations affiliated with CBS, FOX, UPN and The WB networks.





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



Safe Harbor

Any statements which are not historical facts are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward-looking statements. Such forward- looking statements may be identified with words such as "we expect," "we predict," "we believe," "we project," "we anticipate," and similar expressions.

Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events, including pending transactions, will occur as anticipated or that the Company's results will be as estimated.

Factors which can affect our performance and future events are described in our filings with the Securities and Exchange Commission, and include the following: general economic and business conditions, nationally, internationally, and in the regions in which we operate; catastrophic events, including acts of terrorism; relationships with and events affecting third parties like DirecTV, Inc. and the National Rural Telecommunications Cooperative; litigation with DirecTV, Inc.; the recent change of control of DirecTV, Inc.; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; competition, including the provision of local channels by a competing direct satellite provider in markets where DirecTV does not offer local channels; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; the cost of pursuing new business initiatives; an expansion of land-based communications systems; technological developments and difficulties; our ability to obtain intellectual property licenses and to avoid committing intellectual property infringement; our ability to attract and retain qualified personnel; our significant indebtedness; and the availability and terms of capital to fund the expansion of our businesses.

Persons are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Measure

It is important to note that DBS free cash flow is a supplemental non-GAAP measure.

DBS free cash flow is defined as DBS operating profit before depreciation and amortization less DBS deferred subscriber acquisition costs and DBS capital expenditures.

We use DBS free cash flow:
1. as a measurement of liquidity generated by the DBS business and cash available to: a. fund our debt service; b. potentially fund equity dividends; and c. potentially fund other development projects.
2. in assessing our enterprise value and its growth thereof over time, especially as benchmarked against comparable companies in the industry; and
3. in measuring our leverage at various points throughout our capital structure, and improvements made to it over time, especially as benchmarked against comparable companies in the industry.

We believe that investors, analysts, lenders, and other interested parties who follow our industry use DBS free cash flow for the same reasons that we do. Investors, analysts, lenders, and other interested parties who follow our industry rely on DBS free cash flow measures to make informed decisions, especially by benchmarking against comparable companies in the industry. Our ability to reinvest in the DBS business via investments

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


in deferred subscriber acquisition costs and capital expenditures, fund debt service of the enterprise, potentially fund equity dividends, and potentially fund other development projects is largely dependent upon our ability to generate DBS free cash flow.

We believe that the limitation associated with the use of DBS free cash flow, as compared to net increase (decrease) in cash and cash equivalents, is the number of adjustments included in DBS free cash flow. However, we believe this limitation is not significant and is mitigated by the fact that we reconcile DBS free cash flow to the net increase (decrease) in cash and cash equivalents in our earnings press release and on our website.

DBS free cash flow is not, and should not be considered, an alternative to the net increase (decrease) in cash and cash equivalents, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

A reconciliation of DBS free cash flow to its comparable GAAP measures is included in the attached financial tables. Supplemental detail supporting this reconciliation can be found in the investor relations section of our website (www.pgtv.com).

For further information, contact:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7000
andrew.smith@pgtv.com


                     (Please see attached financial tables)

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



                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                Three Months Ended Dec 31,       Year Ended Dec 31,
                                                                --------------------------       ------------------
                                                                    2003           2002         2003            2002
                                                                    ----           ----         ----            ----
Net revenues:
   DBS                                                        $    212,832  $    217,321   $   831,211   $   864,855
   Broadcast television and other operations                         8,071         9,478        31,641        32,446
                                                              ------------- -------------  ------------  ------------
     Total net revenues                                            220,903       226,799       862,852       897,301

Operating expenses:
   DBS
     Programming                                                    99,131       100,931       378,552       387,849
     Other subscriber related expenses                              39,884        45,467       172,873       197,841
                                                              ------------- -------------  ------------  ------------
       Direct operating expenses (excluding depreciation           139,015       146,398       551,425       585,690
         and amortization shown below)

     Promotions and incentives                                       3,985         3,859        14,157        13,562
     Advertising and selling                                         3,998         6,909        23,481        30,907
     General and administrative                                      5,491         6,259        23,837        27,257
     Depreciation and amortization                                  39,585        44,684       162,398       168,589
                                                              ------------- -------------  ------------  ------------
       Total DBS                                                   192,074       208,109       775,298       826,005
   Broadcast television and other operations (including
     depreciation and amortization of $581, $851, $2,658,
     and $3,476, respectively)                                       7,870         8,477        30,713        31,626
   Corporate and development expenses (including
     depreciation and amortization of $3,949, $14,675,
     $16,031, and $38,575, respectively)                             8,293        18,300        32,129        56,760
   Other operating expenses                                          4,197         7,733        28,641        32,239
                                                              ------------- -------------  ------------  ------------
     Income (loss) from operations                                   8,469       (15,820)       (3,929)      (49,329)
   Interest expense                                                (44,116)      (36,502)     (157,203)     (145,395)
   Interest income                                                     336           243           923           905
   Loss on impairment of marketable securities                           -          (247)            -        (3,310)
   Other nonoperating income, net                                      367         1,603         3,102        19,485
   Equity in earnings (losses) of affiliates                            20           316        (3,666)          865
   Net (expense) benefit for income taxes                                -        (1,100)         (219)       28,443
   Income (loss) from discontinued operations                          354        (2,578)        9,955        (5,292)
                                                              ------------- -------------  ------------  ------------
     Net loss                                                      (34,570)      (54,085)     (151,037)     (153,628)
   Preferred stock dividends                                        (3,163)       (6,556)      (19,834)      (31,491)
                                                              ------------- -------------  ------------  ------------
     Net loss applicable to common shares                     $    (37,733)  $   (60,641)  $  (170,871)  $  (185,119)
                                                              ============= =============  ============  ============

     Weighted average number of common shares outstanding            5,693         5,918         5,712         5,979

     Basic and diluted per common share amounts                   $  (6.63)     $ (10.25)    $  (29.91)    $  (30.96)

                             Certain amounts for 2002 have been reclassified for comparative purposes.

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



                       PEGASUS COMMUNICATIONS CORPORATION
            DBS OPERATING PROFIT BEFORE DEPRECIATION AND AMORTIZATION
               (including reconciliation to loss from operations)
                                 (in thousands)
                                   (unaudited)

                                                        Three Months Ended Dec 31,    Year Ended Dec 31,
                                                        --------------------------    ------------------
                                                            2003         2002         2003        2002
                                                            ----         ----         ----        ----
DBS net revenues                                       $  212,832   $  217,321   $  831,211   $  864,855
DBS operating expenses (excluding depreciation and
    amortization, and contract termination fee and
    reversal (1))                                        (152,489)    (163,425)    (617,400)    (652,916)
                                                       -----------  -----------  -----------  -----------
   DBS operating profit before depreciation and
      amortization                                        60,343       53,896      213,811       211,939

   DBS operating profit before depreciation and
      amortization as a % to DBS net revenues               28.4%        24.8%        25.7%         24.5%

DBS depreciation and amortization                         (39,585)     (44,684)    (162,398)    (168,589)
Contract termination fee and reversal (1)                       -            -        4,500       (4,500)
Broadcast television and other operations, net (2)            201        1,001          928          820
Corporate and development expenses                         (8,293)     (18,300)     (32,129)     (56,760)
Other operating expenses, net                              (4,197)      (7,733)     (28,641)     (32,239)
                                                       -----------  -----------  -----------  -----------
   Income (loss) from operations                       $    8,469   $  (15,820)  $   (3,929)  $  (49,329)
                                                       ===========  ===========  ===========  ===========

(1)   - Represents the accrual in the third quarter of 2002
      and subsequent reversal in the second quarter of 2003 of a contract termination fee (included in other subscriber related expenses in our condensed consolidated statements of operations).

(2) - Represents Broadcast and other operations' net revenues less related operating expenses. Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             Three Months Ended Dec 31,    Year Ended Dec 31,
                                                             --------------------------    ------------------
                                                                 2003          2002         2003        2002
                                                                 ----          ----         ----        ----
Net cash provided by operating activities                    $  18,716     $  20,426     $ 22,781   $  29,775

Net cash used for investing activities                          (5,649)       (5,759)      (2,535)    (30,414)

Net cash provided by (used for) financing activities             9,141        (3,270)       2,861     (84,220)
                                                             ----------    ----------    ---------  ----------

Net increase (decrease) in cash and cash equivalents            22,208        11,397       23,107     (84,859)
Cash and cash equivalents, beginning of period                  60,713        48,417       59,814     144,673
                                                             ----------    ----------    ---------  ----------
Cash and cash equivalents, end of period                     $  82,921     $  59,814     $ 82,921   $  59,814
                                                             ==========    ==========    =========  ==========


    Certain amounts for 2002 have been reclassified for comparative purposes.



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

                       PEGASUS COMMUNICATIONS CORPORATION
                               DBS FREE CASH FLOW
                    (including reconciliation to net increase
                    (decrease) in cash and cash equivalents)
                                 (in thousands)
                                   (unaudited)

                                                               Three Months Ended Dec 31,  Year Ended Dec 31,
                                                               --------------------------  ------------------
                                                                   2003         2002        2003        2002
                                                                   ----         ----        ----        ----
DBS operating profit before depreciation and amortization      $  60,343    $  53,896   $ 213,811    $ 211,939
Deferred subscriber acquisition costs                             (4,136)      (6,767)    (21,100)     (31,084)
DBS equipment capitalized and other capital expenditures          (5,135)      (6,916)    (22,855)     (28,773)
                                                               ----------   ----------  ----------   ----------
   DBS free cash flow (1)                                         51,072       40,213     169,856      152,082

Broadcast television and other operations, net (excluding
    depreciation and amortization) (2)                               782        1,852       3,586        4,296
Corporate and development expenses (excluding depreciation
    and amortization)                                             (4,344)      (3,625)    (16,098)     (18,185)
Cash interest expense, net                                       (31,450)     (29,843)   (118,638)    (118,505)
Other operating expenses, net                                     (4,197)      (7,733)    (28,641)     (32,239)
DBS equipment capitalized and other capital expenditures           5,135        6,916      22,855       28,773
Other working capital adjustments (3)                              1,718       12,646     (10,139)      13,553
                                                               ----------   ----------  ----------   ----------
   Net cash provided by operating activities                      18,716       20,426      22,781       29,775

   Net cash used for investing activities                         (5,649)      (5,759)     (2,535)     (30,414)

   Net cash provided by (used for) financing activities            9,141       (3,270)      2,861      (84,220)
                                                               ----------   ----------  ----------   ----------

Net increase (decrease) in cash and cash equivalents              22,208       11,397      23,107      (84,859)
Cash and cash equivalents, beginning of period                    60,713       48,417      59,814      144,673
                                                               ----------   ----------  ----------   ----------
Cash and cash equivalents, end of period                       $  82,921    $  59,814   $  82,921    $  59,814
                                                               ==========   ==========  ==========   ==========

(1) - DBS free cash flow is defined as DBS operating profit before depreciation and amortization less DBS deferred subscriber acquisition costs and DBS capital expenditures. DBS free cash flow is not, and should not be considered, an alternative to the net increase (decrease) in cash and cash equivalents, or any other measure for determining our liquidity, as determined under generally accepted accounting principles. Although free cash flow is a common measure used by other companies, our calculation of DBS free cash flow may not be comparable with that of others.

(2) - Represents Broadcast and other operations' net revenues less related operating expenses excluding depreciation and amortization. (3) -
      Additional information is included on our website (www.pgtv.com).

                       PEGASUS COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                          Dec 31,        Dec 31,
                                                            2003           2002
                                                            ----           ----
Currents assets:
   Cash and cash equivalents                         $    82,921    $    59,814
   Restricted cash                                        62,517            442
   Accounts receivable, net
     Trade                                                24,923         27,238
     Other                                                 7,529          9,521
   Deferred subscriber acquisition costs, net              9,945         15,706
   Prepaid expenses                                        6,953          8,204
   Other current assets                                    6,549          7,288
                                                     -----------    -----------
     Total current assets                                201,337        128,213
Property and equipment, net                               83,702         85,062
Intangible assets, net                                 1,607,805      1,737,584
Other noncurrent assets                                  158,256        159,929
                                                     -----------    -----------

   Total                                             $ 2,051,100    $ 2,110,788
                                                     ===========    ===========

Current liabilities:
   Current portion of long term debt                 $     3,157    $     5,752
   Accounts payable                                       12,362         16,773
   Accrued interest                                       34,696         35,526
   Accrued programming fees                               54,303         57,196
   Accrued commissions and subsidies                      39,114         40,191
   Other accrued expenses                                 21,583         32,692
   Other current liabilities                               7,158          7,201
                                                     -----------    -----------
     Total current liabilities                           172,373        195,331
Long term debt                                         1,385,071      1,283,330
Mandatorily redeemable preferred stock                    85,512              -
Other noncurrent liabilities                              70,507         46,169
                                                     -----------    -----------
   Total liabilities                                   1,713,463      1,524,830
                                                     -----------    -----------


Redeemable preferred stocks                              215,501        209,211
Redeemable preferred stock of subsidiary                       -         96,526
Minority interest                                            452          2,157
Common stockholders' equity:
   Common stock                                               63             61
   Other common stockholders' equity                     121,621        278,003
                                                     -----------    -----------
     Total common stockholders' equity                   121,684        278,064
                                                     -----------    -----------

   Total                                             $ 2,051,100    $ 2,110,788
                                                     ===========    ===========


    Certain amounts for 2002 have been reclassified for comparative purposes.

                       PEGASUS COMMUNICATIONS CORPORATION
                            SELECTED DBS SEGMENT DATA
                  (in thousands, except per subscriber amounts)
                                   (unaudited)

                                                            Three Months
                                                             Ended Dec 31        Year Ended Dec 31
                                                             2003     2002         2003      2002
                                                             ----     ----         ----      ----
Subscribers - beginning of period                           1,200    1,341        1,308     1,519
Gross additions                                                33       47          146       217
Churn                                                         (78)     (80)        (299)     (290)
                                                           -------  -------      --------  -------
   Net subscriber loss                                        (45)     (33)        (153)      (73)

Subscriber reporting change                                     -        -           -       (138)
                                                           -------  -------      --------  -------
Subscribers - end of period                                 1,155    1,308        1,155     1,308
                                                           =======  =======      ========  =======

Subscribers - average  (1)                                  1,180    1,323        1,235     1,358

Average revenue per subscriber, per month (ARPU) (1)      $ 60.14  $ 54.75      $ 56.07   $ 53.06
Expensed   subscriber   acquisition   costs   per
     gross subscriber addition                              $ 243    $ 230        $ 257     $ 205
Total subscriber  acquisition  costs per
     gross subscriber addition                              $ 515    $ 521        $ 552     $ 473

(1) Average subscribers and ARPU for the twelve months ended December 31, 2002 are calculated on a pro forma basis, as if the change in subscriber reporting methodology during the first quarter was made on January 1, 2002.

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